Exhibit 4.14

DATED	6 January 2005

UNITED UTILITIES PLC

THE RULES OF
THE UNITED UTILITIES PLC
INTERNATIONAL PLAN

Adopted by resolutions of the boards of directors of United
Utilities PLC passed on 30 November 2004 and of United
Utilities Employee Share Trust Limited passed on 6 January 2005 pursuant to the authority of an ordinary resolution
of United Utilities PLC passed on 21 July 2000

Eversheds LLP
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Rules of
The United Utilities PLC
International Plan

1	Definitions and interpretation

1.1	In these Rules, unless the context otherwise requires:

"the Adoption Date" means the later of the date upon which the Plan is adopted by the Company and the date upon which it is adopted by the Trustees;

"Announcement Date" means a day on which the Company announces its results for any period to the London Stock Exchange not being a day falling prior to the Adoption Date;

"the Auditors" means the auditors for the time being of the Company;

"Award" means an option which is capable of exercise in accordance with these Rules over a number of fictional Ordinary Shares, the exercise of which may give rise to a payment of cash determined in accordance with these Rules but not, in any circumstances whatsoever, the acquisition of any Ordinary Shares;

"Award Certificate" means, in relation to an Award, the certificate issued in accordance with Rule 3.6;

"Award Deed" means a deed executed or to be executed by the Trustees in accordance with Rule 3.5 for the purpose of making an Award;

"Award Period" means each period of 42 days following an Announcement Date;

"Business Day" means a day on which the London Stock Exchange is open for business in London;

"Cash Amount" in respect of any Award that is exercised, a cash sum equal to the notional number of Ordinary Shares in respect of which the Award is exercised multiplied by the Share Value;

"the Committee" means the committee of the board of directors of the Company whose principal task is to consider and determine (or recommend to the board of directors) the remuneration (in all its forms) of, among others, executive directors of the Company or, in the absence of any such committee, such other committee, consisting principally of non-executive directors, to which the operation of the Plan may be delegated by the board of directors of the Company;

"the Company" means United Utilities PLC (Registered No.2366616);

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"control" has the meaning ascribed thereto by section 840 Income and Corporation Taxes Act 1988;

"Date of Award" means, in relation to any Award, the date on which such Award is to be treated as made in accordance with Rule 3.5;

"Eligible Employee" means any person who, at the Date of Award of an Award, is a director (other than a non-executive director) or employee of any one or more companies within the Group (other than a director of the Company) who is not resident in the United Kingdom and who is required (otherwise than during any period of absence on holiday or on maternity leave or paternity leave or parental leave or due to illness) to devote substantially the whole of his or her working time to his or her duties for the Group, provided that such director or employee is not, at such Date of Award, within six months of his normal retirement date;

"Exercise Period" means:

(a) in relation to an Award in respect of which no Fixed Payment Date has been specified in the Award Certificate, the period commencing on the Vesting Date in relation to that Award and ending three months thereafter or, if the Participant, not having previously exercised the Award, shall be prevented from doing so on the last day of the said period of three months by virtue of Rule 7.1, ending 30 days after the first day thereafter on which he shall not be so prevented;

(b) in relation to any other Award, the period commencing on the Vesting Date and ending on the Fixed Payment Date specified in relation to the Award in question;

"Financial Year" means an accounting reference period or other period for which the Company makes up its statutory accounts;

"Fixed Payment Date" means in relation to an Award, a specific date falling after its anticipated Vesting Date but before the expiry of three months following such Vesting Date;

"Group" means the Company and its subsidiaries (within the meaning of section 736 Companies Act 1985) for the time being;

"the London Stock Exchange" means the recognised stock exchange known at the Adoption Date as the London Stock Exchange plc or other the principal recognised stock exchange in the United Kingdom;

"Market Value" means in relation to an Ordinary Share on any date:

(a) if the Ordinary Shares have been admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange, the middle market quotation of an Ordinary Share as derived from the Daily

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Official List of the London Stock Exchange (or other competent authority within the meaning given thereto in section 147(6) Financial Services Act 1986) dated the Business Day immediately preceding such date; or

(b) if the Ordinary Shares are not then so listed and traded on the London Stock Exchange, market value as determined for the purposes of the Plan by the Trustees having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992;

"Ordinary Share" means a fully paid ordinary share (of whatever class) in the capital of the Company;

"Participant" means a person to whom an Award has been made or (where the context admits) his personal representatives;

"Performance Certificate" means a certificate to be delivered in accordance with Rule 4.1;

"Performance Condition" means any performance or other condition imposed by the Trustees pursuant to Rule 3.3 in relation to an Award and specified in the Award Deed in relation to that Award;

"Performance Period" means, in relation to an Award, the period determined by the Trustees and specified in the Award Deed in relation to such Award;

"Performance Share Plan" means the United Utilities PLC Performance Share Plan adopted by resolutions of the boards of the directors of United Utilities PLC passed on 27 February 2001 and or the United Utilities Employee Share Trust Limited passed on 29 March 2001 pursuant to the authority of an ordinary resolution of United Utilities PLC passed on 21 July 2000, as from time to time amended and in force;

"Performance Share Plan Adoption Date" means 29 March 2001;

"the Plan" means the United Utilities PLC International Plan adopted by the board or directors of the Company pursuant to the authority of an ordinary resolution of the Company passed on 21 July 2000 constituted by these Rules as from time to time amended and in force;

"Relevant Jurisdiction" means any jurisdiction in which:

(a)	a Participant; or

(b)	the member of the Group to which such Participant provides services is subject to taxation of any nature whatsoever in respect of or in connection with the grant of an Award, its exercise, deemed exercise or any payment pursuant to such Award

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"Share Value" means:

(a) in respect of any Award for which no Fixed Payment Date has been specified in the Award Certificate, the Market Value of an Ordinary Share on the date of exercise; or

(b) in respect of any other Award, the Market Value of an Ordinary Share on the date of exercise if such exercise occurs pursuant to Rules 6.1 to 6.7 inclusive or otherwise the Market Value of an Ordinary Share on the date upon which exercise is deemed to have occurred pursuant to Rule 7.6;

"the Trust" means the United Utilities Employee Share Trust established by a trust deed dated 21 August 1996 and made between the Company (1) and United Utilities Employee Share Trust Limited (2) as from time to time amended or varied or any other trust for the benefit of Eligible Employees amongst others the trustees of which may agree to accept the obligations of the Trustees under the Plan whether in addition to or in substitution for the existing Trustees;

"the Trustees" means the trustees for the time being of the Trust; and

"Vesting Date" means, in relation to an Award, the date upon which a Performance Certificate is issued in respect of the Award or such earlier date on which the Award has become exercisable in accordance with the Plan and the applicable Award Deed.

1.2	A Participant shall for the purposes of the Plan be treated as being in "Qualifying Service" at any time if at that time he is a director, other than a non-executive director, or an employee of any member of the Group.

1.3	In these Rules:

	(a)	unless the context otherwise requires, words importing the singular only shall include the plural and vice versa, words importing the masculine gender only shall include the feminine gender and words importing natural persons shall also include corporations; and

	(b)	references to any statute or statutory provision shall include (i) any subordinate legislation made under it and (ii) any provision superseding it or re-enacting it (whether with or without modification);

	(c)	references to a Rule or Rules are to a rule or rules of the Plan; and

	(d)	the descriptive headings to Rules are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of these Rules.

2	Notifications by the Committee to the Trustees

2.1	The Committee may, in relation to any present or future Award Period, notify the Trustees of:

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(a) the names of Eligible Employees to whom the Committee recommends that Awards be made in that Award Period;

(b) the amount in respect of each such Eligible Employee (being an amount not exceeding 100% of the Eligible Employee’s annual rate of salary (excluding benefits in kind) as at the intended Date of Award unless the Committee consider there are exceptional circumstances justifying a higher amount for any Eligible Employee) which the Committee recommends be applied to determine the maximum value of the Award to be made to the Eligible Employee in that Award Period;

(c) the Performance Period and the Performance Condition(s) which the Committee recommends in relation to any Awards made in that Award Period; and

(d) the Fixed Payment Date, (if any), that the Committee recommends in relation to any Awards made in that Award Period.

2.2	The Committee may recommend to the Trustees and the Trustees may make an Award or Awards at any time not within an Award Period at which the Committee considers that exceptional circumstances exist which justify the making of an Award or Awards and in such event the Committee shall notify the Trustees of the matters set out in Rule 2.1 in relation to such proposed Award or Awards.

3	Making of Awards

3.1	The Trustees may, in their discretion, make Awards, during any Award Period or at any other such time as is referred to in Rule 2.2, to all or any of the Eligible Employees recommended by the Committee in accordance with Rule 2 for Awards in that Award Period or at that time, provided that, if, by reason of statute, order, rule, regulation or government directive or any undertaking or agreement to which the Company may for the time being be a party as a condition of or in consequence of its ordinary share capital being traded on or dealt in on any recognised stock exchange, the Trustees shall be restricted from making Awards within any Award Period, Awards may be made within the period of 42 days after the lifting of such restrictions.

3.2	The maximum notional number of Ordinary Shares comprised in an Award to any Eligible Employee shall be determined by dividing the amount recommended by the Committee in accordance with Rule 2.1(b) or such lesser amount as the Trustees may decide by the Market Value of an Ordinary Share on the applicable Date of Award.

3.3	In making any Award under the Plan the Trustees shall determine that the exercise of such Award shall be conditional on the satisfaction of one or more performance or other conditions determined by the Trustees on the recommendation of the Committee before such Award is made. Any such

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Performance Condition may provide that the Award shall become exercisable in respect of a given number or proportion of the Ordinary Shares comprised in the Award according to whether, and the extent to which, such condition is met.

3.4	If prior to the satisfaction of any Performance Condition imposed pursuant to Rule 3.3, an event occurs which causes the Trustees reasonably to consider that any such Performance Condition would not, without some alteration or addition, achieve its original purpose, the Trustees may, after consulting with the Committee, make such alteration or addition to such Performance Condition as it considers fair and reasonable but so that such Performance Condition shall not be any more difficult to satisfy after such alteration or addition than it was as originally imposed.

3.5	An Award shall be made to an Eligible Employee by deed in such form as the Trustees may decide (an "Award Deed") which shall be executed by the Trustees and shall take effect on delivery of the Award Deed by the Trustee, provided that, unless the Eligible Employee has previously irrevocably agreed in writing with the Trustees to be bound by the Rules of the Plan and the terms of any Award which may made to him, the Award shall be conditional upon the Eligible Employee so agreeing in writing with the Trustees within 90 days after the date of delivery of the Award Deed by the Trustees and, if the Eligible Employee shall fail to execute such an agreement within such period, the Award shall lapse and be deemed never to have been made.

3.6	An Award shall be evidenced by an Award Certificate (which may, but need not, constitute an Award Deed) issued by or on behalf of the Trustees to the Participant specifying:

	(a)	the Date of Award;

	(b)	the maximum notional number of Ordinary Shares comprised in the Award;

	(c)	the Performance Period;

	(d)	details of any Performance Conditions imposed in relation to the Award pursuant to Rule 3.3; and

	(e)	the Fixed Payment Date, if any, relating to the Award.

3.7	No monetary consideration shall be payable for the making or grant of an Award or in the respect of the exercise or deemed exercise of any Award.

3.8	Each Award shall be personal to the Participant and shall not (save as provided in Rules 6.1 and 6.3) be capable of being transferred, assigned, charged, encumbered or in any way dealt in or of being listed or dealt in on any stock exchange and, if (save as aforesaid) any Award or any interest therein is or is purported to be transferred, assigned, charged, encumbered or in any way dealt

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in, such Award shall lapse and the Trustees shall not knowingly permit its vesting or exercise.

3.9	No Award shall be made on a date which is more than ten years after the Performance Share Plan Adoption Date.

3.10	The Company may in any such written agreement between the Participant and the Trustees as is referred to in Rule 3.5, if and to the extent so permitted by law, in the Relevant Jurisdiction make it a condition of the exercise of an Award that the Participant makes good to the Trustees or the Company or any other member of the Group or any other person (other than the Participant) all or such part as may be specified in the Award Deed of any social security taxes or social security contributions arising in the Relevant Jurisdiction for which the Trustees, the Company or any other member of the Group or any such other person is liable as a consequence of such exercise.

4	Certification of Performance Conditions

4.1	The Company shall or shall procure that, as soon as practicable after the end of the Performance Period in relation to any Awards, it shall be ascertained whether or not all or any of the Performance Conditions have been satisfied and the Company shall use its reasonable endeavours to cause a written notice (a "Performance Certificate") to be issued to the Trustees within four months following the expiry of the relevant Performance Period notifying the Trustees whether or not the Awards are exercisable in accordance with the Plan and the Award Certificate and

(a) if the Performance Certificate shall notify the Trustees that none of the Performance Conditions has been satisfied, the Award shall lapse in its entirety forthwith upon receipt by the Trustees of the Performance Certificate; or

(b) if the Performance Certificate shall notify the Trustees that an Award is exercisable in accordance with Rule 4.1, it shall also notify the Trustees of the notional number of Ordinary Shares in respect of which the Award may be exercised by the Participant and the Award shall lapse forthwith upon receipt by the Trustees of the Performance Certificate in respect of any notional Ordinary Shares in respect of which it does not then become exercisable.

4.2	The Company shall give notice in writing to the Participant of the information notified to the Trustees in accordance with Rule 4.1 relating to any Award made to him.

5	Exercise of Award in normal circumstances

5.1	Save as otherwise provided in Rule 6, an Award shall only be capable of being exercised:

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	(a)	if the Participant has been in Qualifying Service throughout the period commencing on the applicable Date of Award and ending at the end of the applicable Performance Period; and

	(b)	if the Performance Certificate issued pursuant to Rule 4.1 shall certify that the Performance Conditions imposed pursuant to Rule 3.3 have been satisfied but shall only be exercisable to the extent specified in the relevant Performance Certificate.

5.2	An Award shall lapse on the happening of the earliest of the following events:

(a)	where Rule 4.1(a) applies, the receipt by the Trustees of the relevant Performance Certificate;

(b)	where Rule 4.1(b) applies, the receipt by the Trustees of the relevant Performance Certificate, but only to the extent determined in accordance with the relevant Performance Certificate;

(c)	the expiry of its Exercise Period, unless the Participant shall have died at any time before the expiry of the Exercise Period;

(d)	the Participant ceasing to be in Qualifying Service during the applicable Performance Period save to the extent (if any) to which the Trustees permit him (or his personal representatives) to exercise the Award pursuant to Rule 6.1 or Rule 6.2;

(e)	the expiry of the period permitted for the exercise of the Award by the Participant's personal representatives in accordance with Rule 6.1, Rule 6.3 or Rule 6.4;

(f)	the expiry of the period permitted for exercise by the Participant of the Award in accordance with Rule 6.2 unless the Participant shall die during such period;

(g)	the expiry of the period specified in accordance with Rule 6.6;

(h)	the passing of a resolution for the voluntary winding up of the Company or the making of an order for its compulsory winding up;

(i)	the Participant becoming bankrupt;

(j)	the tenth anniversary of its Date of Award;

(k)	the first anniversary of the death of the Participant; and

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(1) where a Fixed Payment Date has been specified in relation to the Award concerned, the day immediately following the Fixed Payment Date so specified.

6	Right to exercise and vesting of Award in special circumstances

6.1	In the event of the death of the Participant during the Performance Period of an Award while he is in Qualifying Service and prior to the occurrence of any such event as is referred to in any of Rules 6.5, 6.6 and 6.7, the Trustees may, in their discretion but subject to the consent of the Committee, cause the Award to be capable of exercise immediately to such extent as the Trustees may determine in accordance with Rule 6.8 and may permit the personal representatives of the Participant to exercise the Award to the extent so determined during such period (not exceeding 12 months) after the date of the Participant’s death as they may determine.

6.2	In the event of a Participant ceasing to be in Qualifying Service, during the Performance Period of an Award and prior to the occurrence of any such event as is referred to in any of Rules 6.5, 6.6 and 6.7, by reason of:

(a)	retirement on or after reaching his normal retirement date or, with the consent of the Committee, prior to that date;

(b)	redundancy (within the meaning of the Employment Rights Act 1996);

(c)	injury, disability or ill-health (evidenced to the satisfaction of the Company and the Trustees);

(d)	the company by which he is employed ceasing to be a member of the Group;

(e)	the undertaking in which he is employed being sold or transferred outside the Group; or

(f)	other special circumstances as determined by the Trustees with the consent of the Committee;

the Trustees may, in their discretion but subject to the consent of the Committee, permit the Award to be capable of exercise after the issue of the Performance Certificate in respect of such Award at the conclusion of the Performance Period but so that the maximum notional number of Ordinary Shares in respect of which the Award shall be capable of being exercised shall be reduced in accordance with Rule 6.9 and provided that, except in a case falling within Rule 6.2(f), the Trustees may, in their discretion but subject to the consent of the Committee, cause the Award to be capable of exercise immediately to such extent as the Trustees may determine in accordance with Rule 6.8 and may permit the Participant to exercise the Award to the extent so determined during such period as they may determine.

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6.3	In the event of the death of the Participant:

(a) after the end of the Performance Period of an Award and before the expiry of its Exercise Period; or

(b) while he is entitled to exercise an Award pursuant to Rule 6.2,

his personal representatives may exercise that Award (in so far as it shall not have lapsed under any other Rule) during the period of 12 months following the date of the Participant's death, but, in the case of his death while he was entitled to exercise an Award pursuant to Rule 6.2, only to the extent to which he was permitted to exercise such Award in accordance with Rule 6.2.

6.4	In the event of the death of the Participant after he has ceased to be in Qualifying Service and before an Award has become exercisable in accordance with Rule 6.2 and prior to the occurrence of any such event as is referred to in any of Rules 6.5, 6.6 and 6.7, the Trustees may, in their discretion but subject to the consent of the Committee, cause the Award to be capable of exercise immediately to such extent as the Trustees may determine in accordance with Rule 6.8 and may permit the personal representatives of the Participant to exercise the Award to the extent so determined during such period (not exceeding 12 months) after the date of the Participant’s death as they may determine.

6.5	In the event that notice is given to shareholders of the Company of a resolution to approve the reconstruction or demerger of the Company or of any other member of the Group, the Trustees may make such provision for the variation of the terms of any Award and/or the applicable Performance Condition(s) and/or for early exercise (in whole or in part) of Awards as the Trustees shall, in the exercise of their discretion (having regard to the recommendation of the Committee), consider appropriate to take proper account of such circumstances, provided that:

	(a)	in exercising such discretion for this purpose the Trustees shall have due regard to the object and purposes of the Company and the Trustees in establishing the Plan;

	(b)	no such provision shall be made without the consent of the Committee; and

	(c)	no such provision shall take effect so as to abrogate the rights of a Participant without the Trustees first obtaining his consent in writing.

6.6	If during the Performance Period of an Award any person:

(a)	obtains control of the Company as a result of making a general offer:

	(i)	to acquire the whole of the issued share capital of the Company made subject to a condition such that if it is satisfied the person making the offer will have control of the Company; or

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(ii) to acquire all the shares in the Company which are of the same class as the Ordinary Shares;

(b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 Companies Act 1985; or

(c) becomes bound or entitled to acquire Ordinary Shares under sections 428 to 430F (inclusive) Companies Act 1985;

then the Trustees may, in their discretion but subject to the consent of the Committee, permit the Participant to exercise an Award which has not yet become exercisable within such reasonable period as the Trustees shall determine and notify to the Participant in writing to such extent as the Committee may, in their discretion but subject to the consent of the Committee, determine in accordance with Rule 6.10, notwithstanding that such exercise is within the Performance Period of the Award, provided that the provisions of Rule 6.5 shall apply, and this Rule 6.6 shall not apply, in relation to any circumstances in which any person acquires control of the Company in consequence of a reconstruction which falls within the provisions of sections 135 to 139 Taxation of Chargeable Gains Act 1992.

6.7	In the event of notice being given to shareholders of the Company during the Performance Period of any Award convening a meeting to consider a resolution for the members' voluntary winding up of the Company, the Trustees may, in their discretion but subject to the consent of the Committee, permit the Participant to exercise the Award at any time before the commencement of the winding up to such extent as the Committee may, in their discretion but subject to the consent of the Committee, determine in accordance with Rule 6.10, notwithstanding that such exercise is within the Performance Period.

6.8	An Award may only be exercised in the circumstances set out in Rule 6.1, in the proviso to Rule 6.2 or in Rule 6.4 if and to the extent that the Trustees, acting on the recommendation of the Committee, are satisfied that the Performance Conditions imposed pursuant to Rule 3.3 have been satisfied on such modified basis as they think fit over the period from the beginning of the Performance Period to the date on which the Participant ceased to be in Qualifying Service and, for the purpose of determining the notional number of Ordinary Shares in respect of which the Award is capable of exercise as a consequence of the extent (if any) to which the Performance Condition(s) have been so satisfied, the maximum notional number of Ordinary Shares comprised in the Award shall be such reduced notional number as is determined in accordance with Rule 6.9.

6.9	For the purpose of calculating the notional number of Ordinary Shares in respect of which an Award may be exercised by the Participant pursuant to any of Rules 6.1, 6.2 and 6.4. the maximum notional number of Ordinary Shares comprised in the Award shall be reduced to the proportion of the notional number of Ordinary Shares originally comprised in the Award which equals the proportion which the

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number of days which have elapsed from and including the first day of the applicable Performance Period to and including the day upon which the Participant ceased to be in Qualifying Service bears to the number of days in the Performance Period.

6.10	Awards may only be exercised in the circumstances set out in Rule 6.6 or Rule 6.7 if and to the extent that the Trustees, acting on the recommendation of the Committee, consider it fair and reasonable taking into account the extent to which the Performance Conditions applied over such modified period as the Trustees consider appropriate have been satisfied and such other criteria as the Trustees in their discretion consider relevant.

7	Exercise of Awards

7.1	No Award (other than an Award in respect of which the Award Certificate specifies a Fixed Payment Date) shall be exercised save in accordance with the then current model code on directors’ dealings in listed securities traded on the London Stock Exchange or such other code of dealing in terms no less exacting than such model code as may be adopted by the Company. This restriction shall apply, as if, for the purpose of this Rule 7.1 only, the exercise of an Award involved the acquisition of securities by the Participant concerned that are governed by the model code or such other code of dealing referred to herein and shall apply to all Participants who are subject to the model code or such other code of dealing referred to herein at the time of exercise of the relevant Award even if they are not directors of the Company.

7.2	An Award may only be exercised by a Participant giving notice in writing to the Company in the form and manner prescribed by the Committee.

7.3	An Award shall be capable of exercise on one occasion only and, if an Award is exercised in respect of part only of the Ordinary Shares then subject to that Award, that Award shall lapse in respect of the balance of such Ordinary Shares. Exercise of an Award shall only be effective upon receipt of the duly completed form of exercise.

7.4	The exercise of an Award by a Participant and the execution by any Participant of such an agreement as is referred to in Rule 3.5 shall constitute the agreement and undertaking of the Participant with the Trustees that he will forthwith upon written demand from the Company pay to the Company or as the Company may direct:

(a) any amount of income tax, social security taxes or contributions or other tax of the Relevant Jurisdiction for which the Participant may be liable or which may be payable in respect of the Participant as a consequence of the grant or exercise of any Award or any payment to a Participant pursuant to the Plan and which the Trustees, the Company or any other member of the Group (past or present) or any other person (other than the Participant) is required (whether such requirement is legally enforceable

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or not) to pay to the tax authorities in the Relevant Jurisdiction or any other taxation authority; and

(b) any amounts of social security taxes or contributions of the Relevant Jurisdiction for which the Trustees, the Company or any such other member of the Group or any such other person is liable as a consequence of the grant or exercise of any Award or any payment to a Participant pursuant to the Plan to the extent that the Trustees, the Company or any such other member of the Group or any such other person may lawfully be entitled to require, or may lawfully have agreed with the Participant, that the Participant will make good the same to the Trustees, the Company or any other member of the Group (past or present) or any such other person;

and shall also constitute authority to the Trustees, the Company, each such other member of the Group and any such other person to deduct any amount so demanded which remains unpaid from payments otherwise payable to the Participant, including but not limited to authority to deduct from wages or salary for the purposes of any legislation, custom or practice in the Relevant Jurisdiction.

7.5	Upon the exercise of an Award becoming effective or upon its deemed date of exercise pursuant to Rule 7.6 the Trustees shall pay, or make such other arrangements for paying, the Participant exercising such Award, the Cash Amount, such payment being subject to all applicable deductions in respect of income tax, social security contributions, social taxes or other taxes that are properly deductible in respect of the Cash Amount in the Relevant Jurisdiction. For the avoidance of doubt each Participant who has exercised his Award shall only be entitled to receive in his hands a cash sum equal to the Cash Amount less all applicable deductions referred previously in this Rule 7.5 and not a cash payment equal to the Cash Amount.

7.6	Subject only to the exercise of an Award occurring pursuant to any one of Rules 6.1 to 6.7 inclusive (in which case the exercise of the award shall take effect on receipt of the duly completed form of exercise), any Award in respect of which a Fixed Payment Date has been specified in the Award Certificate relating to such Award, shall irrespective of the actual date upon which written notice of exercise is served in accordance with Rule 7.2, be deemed for the purpose of these Rules to have been exercised on the Fixed Payment Date specified in relation to that Award.

8	Variation of share capital

8.1	Upon any capitalisation issue or a rights issue or any reduction, sub-division or consolidation of the Company's share capital or any other variation of share capital, the notional number of Ordinary Shares subject to an Award may be adjusted in such manner and with effect from such dates as the Trustees may determine to be appropriate (not excluding retrospective adjustments where such

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variation occurs after the Vesting Date in relation to the Award but the record date relating to such variation precedes such Vesting Date) provided that:

(a) no adjustment shall be made in the event of a capitalisation issue made for the purpose of a scrip dividend to which section 249 Income and Corporation Taxes Act 1988 applies, unless such scrip dividend is an enhanced scrip dividend in which event the adjustment shall be limited to that necessary to take account of so much of the ordinary share capital issued which would not have been issued but for such enhancement; and

(b) except in the case of a capitalisation issue (other than a capitalisation issue in connection with an enhanced scrip dividend), the Auditors (acting as experts and not as arbitrators) shall have confirmed in writing to the Trustees or the Company that the proposed adjustments have in their opinion been calculated in accordance with current accounting standards (including but not limited to FRS14 or its replacement from time to time);

and provided further that the issue of shares or securities as consideration for an acquisition shall not be regarded as a circumstance requiring any such adjustment.

8.2	Notice of any such adjustment shall be given to the Participants in writing.

9	Administration and amendment of the Plan

9.1	The decision of the Trustees as to any matter, question or dispute arising from the Plan (other than a matter to be certified by the Auditors) shall be final and binding on all Eligible Employees and Participants.

9.2	The Trustees shall have the power from time to time to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan as they think fit.

9.3	The Plan may be altered in any respect by the Trustees except that:

(a)	no amendment shall be effective which would materially prejudice the interests of Participants in relation to Awards already made or granted to them unless with such prior consent or sanction of Participants as would be required under the provisions for the alteration of class rights contained in the Articles of Association of the Company for the time being if the Ordinary Shares the subject of the Awards constituted a separate but single class of shares (or two or more classes of shares according to the respective dates of award or grant as the Trustees may deem appropriate) and such shares were entitled to such rights; and

(b)	save as provided in Rule 9.4, no amendment to the advantage of current or prospective Participants shall be made, without the prior sanction of an ordinary resolution of the Company in general meeting to:

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		(i)	the definition of Eligible Employee;

		(ii)	the time or times at which and the circumstances in which Awards may be made or be exercised or vest;

		(iii)	the basis on which any adjustment may be made to the notional number of Ordinary Shares subject to any Award; or

		(iv)	this Rule 9.3 or Rule 9.4

	(c)	no amendment shall be made without the prior approval of the Committee.

9.4	The Trustees may, without the sanction of an ordinary resolution of the Company in general meeting but subject to the prior approval of the Committee, make minor amendments to the Plan to benefit the administration thereof or to obtain or maintain favourable tax, exchange control or regulatory treatment for the Trustees, the Company, any other member of the Group or any existing, future or prospective Participant.

9.5	Written notice of any material alteration made in accordance with Rule 9.3 or Rule 9.4 shall be given to all Participants affected by the relevant alteration.

9.6	Notices or documents required to be given or sent to an Eligible Employee or a Participant shall:

(a) either be delivered to him by hand or sent to him at his home address according to the records of his employer; and

(b) if sent by post be deemed to have been given on the third day following the date of posting.

10	Participants' legal entitlements

10.1	The terms of employment of a Participant by the Company or any other member of the Group shall not be affected by his participation in the Plan which shall not form part of such terms. In no circumstances shall a person ceasing to be in Qualifying Service by reason of dismissal or otherwise howsoever be entitled to or claim against the Trustees, the Company or any other member or former member of the Group any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Awards then held by him or otherwise in connection with the Plan.

10.2	Any Award made to a Participant shall not be pensionable and shall not be brought into account for the purposes of calculating any salary-related benefits of the Participant.

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10.3	Until the time of exercise or deemed exercise of an Award, the Participant holding such Award shall have no beneficial or legal right to receive any payment or part payment of the Cash Amount relating to that Award.

10.4	No Award granted under the Plan shall confer any right or prospective right to acquire any Ordinary Shares or interest in Ordinary Shares. For the avoidance of doubt for the purpose of the Plan, Ordinary Shares are used as a method of calculating the Cash Amount payable to a Participant under the Plan.

11	Termination

11.1	The Trustees or the Company may at any time resolve to terminate the Plan in which event no further Awards shall be made thereafter, but the subsisting rights of Participants shall remain in force.